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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hickory Tech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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221 East Hickory Street
P.O. Box 3248
Mankato, MN 56002-3248

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD
MONDAY, APRIL 8, 2002

        The Annual Meeting of the Shareholders of HickoryTech Corporation, ("HickoryTech"), will be held at the Holiday Inn located at 101 Main Street, Mankato, Minnesota, on Monday, April 8, 2002, at 2:00 p.m., Central Time, for the following purposes:

  1.
  To elect four directors to serve for ensuing three-year terms; and

  2.
  To transact such other business as may properly come before the meeting or at any adjournment thereof.

        The Board of Directors has fixed the close of business on March 5, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment hereof.

                      BY ORDER OF THE
                      BOARD OF DIRECTORS
                      HICKORYTECH CORPORATION

                      /s/ David A. Christensen

                      David A. Christensen, Secretary

Mankato, Minnesota
March 8, 2002

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR TAKE ADVANTAGE OF THE OPTION TO VOTE BY TELEPHONE. IF YOU CHOOSE TO RETURN THE PROXY CARD BY MAIL, WE HAVE ENCLOSED AN ENVELOPE, FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. TO VOTE BY PHONE, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY VOTING CARD.

HICKORYTECH CORPORATION
221 East Hickory Street
P.O. Box 3248
Mankato, MN 56002-3248

March 8, 2002

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, APRIL 8, 2002

SOLICITATION

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HickoryTech Corporation, ("HickoryTech"), for use at the Annual Meeting of Shareholders of HickoryTech to be held at the Holiday Inn located at 101 Main Street, Mankato, Minnesota, on Monday, April 8, 2002, at 2:00 p.m. (Central Time) or at any adjournment thereof. All properly executed proxies will be voted at the meeting. This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about March 8, 2002.

REVOCABILITY OF PROXY

        A shareholder's proxy may be revoked by that shareholder at any time before it is exercised by filing a later dated proxy (either by mail or by telephone) or a written notice of revocation with HickoryTech's Secretary, or by voting in person at the meeting. Unless so revoked, properly executed proxies will be voted in the manner set forth in this proxy statement or as otherwise specified by the shareholder giving the proxy.

ANNUAL REPORT

        The Annual Report of HickoryTech for the fiscal year 2001, including financial statements, is enclosed in the envelope containing this proxy statement.

VOTING

        Each shareholder of record at the close of business on March 5, 2002, is entitled to one vote for each share of common stock held. As of that date 13,961,327 shares were outstanding.

        For each share held, shareholders may cast one vote for each proposal identified on the proxy card. For each share held, shareholders may cast one vote for each of the four directorships to be filled at this meeting. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the proxy card. Shareholders can vote their shares by toll-free telephone call as an alternative to completing and mailing the enclosed proxy card. The procedures for telephone voting are described on the proxy card. The telephone voting procedures are designed to verify shareholders' identities, allow shareholders to give voting instructions and confirm that their instructions have been recorded properly. Shareholders who vote by telephone need not return a proxy card by mail.

        A majority of the outstanding shares must be represented in person or by proxy in order to consider the items of business at the meeting. Abstentions will be counted as present or represented at the meeting for purposes of determining whether a quorum exists and calculating the number of votes cast, but will be deemed not to have been voted in favor of the matter with respect to which the proxy authority has been withheld. Broker non-votes with respect to any matter brought to a vote will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained and, therefore, will have no effect on the outcome of any such matter. A majority of the shares present or represented at the meeting is required for approval of the proposals requiring a shareholder vote.

ITEMS REQUIRING YOUR CONSIDERATION

        The following item in this proxy statement requires your consideration and approval:

1.
Election of four directors for three-year terms. See page 3.

ELECTION OF DIRECTORS

        There are currently nine directors on HickoryTech's Board of Directors. The directors are divided into three classes; each class of directors serves a three-year term. Four directors will be elected at the Annual Meeting. The terms of directors Robert D. Alton, Jr., Robert K. Else, R. Wynn Kearney, Jr. and Robert E. Switz expire in 2002; and the Board of Directors has nominated Messrs. Alton, Else, Kearney and Switz for re-election to the board for a three year term. Proxies may not be voted for more than four nominees.

        The following table sets forth information, as of February 28, 2002, including business experience during the past five years, as to the nominees for election and as to the other directors.

        ROBERT D. ALTON, JR. has served as a director since 1993. His present term expires at the annual meeting, and he is a nominee. Mr. Alton, age 53, has served as President and Chief Executive Officer of HickoryTech since 1993. Prior to joining HickoryTech, Mr. Alton served as President of Telephone Operations for Contel Corporation and was employed in various executive and financial capacities at Contel Corporation for twenty-one years.

        LYLE T. BOSACKER has served as a director since 1988. His present term expires in 2003. Mr. Bosacker, age 59, has served as President of CEO Advisors, Inc. since 1993. CEO Advisors provides management consulting and information system planning services. Mr. Bosacker served as the Director of Corporate Information Services for International Multifoods from 1991 to 1993 and as its Director of Corporate Information Systems Planning from 1987 to 1991.

        MYRITA P. CRAIG has served as a director since 1998. Her present term expires in 2003. Ms. Craig, age 47, has served as Chief Executive Officer of Sapientia Consulting Inc., which provides management consulting and executive coaching services to business clients, since 1999. Prior to that, she was employed by Cincinnati Bell, Inc. from 1984 to 1999. She served as its Vice President, Customer Sales and Service and had assignments in strategic planning, corporate development and operations. Cincinnati Bell, Inc. is a provider of telecommunications services.

        ROBERT K. ELSE has served as a director since 1990. His present term expires at the annual meeting, and he is a nominee. Mr. Else, age 66, has served as the President of EI Microcircuits, Inc. in Mankato, Minnesota since 1984. EI Microcircuits manufactures and assembles electronic circuit boards.

        JAMES H. HOLDREGE has served as a director since 1992. His present term expires in 2004. Mr. Holdrege, age 63, retired as General Manager and Chief Operating Officer at Electric Machinery Company, a subsidiary of Ideal Electric, in 2001. Electric Machinery manufactures and services electric motors and generators around the world. Prior to that, Mr. Holdrege served as the General Manager of KATO Engineering Division, Caterpillar Corporation where he had been employed since 1984.

        LYLE G. JACOBSON has served as a director since 1989. His present term expires in 2004. Mr. Jacobson, age 60, has served as the President and Chief Executive Officer of Katolight Corporation in Mankato, Minnesota since 1985. Katolight Corporation is a manufacturer of diesel and gas powered electrical generator sets and generator controls.

        R. WYNN KEARNEY, JR. has served as a director since 1993. His present term expires at the annual meeting, and he is a nominee. Dr. Kearney, age 58, has been in private practice with the Orthopaedic & Fracture Clinic, P.A. with offices in southern Minnesota, since 1972, and is its senior surgeon. Dr. Kearney is Assistant Clinical Professor of the University of Minnesota Medical School and a minority owner of the Minnesota Timberwolves NBA basketball team. He has served as President of the Foundation Board of Minnesota State University, Mankato. He is also a director of Exactech, Inc. of Gainesville, Florida.

        STARR J. KIRKLIN has served as a director since 1989. His present term expires in 2004. Mr. Kirklin, age 65, retired from U.S. Bank, a national banking association, in February of 1996.

        ROBERT E. SWITZ has served as a director since 1999. His present term expires at the annual meeting, and he is a nominee. Mr. Switz, age 55, has been employed by ADC Telecommunications, Inc. since 1994. He is currently Executive Vice President and Chief Financial Officer. He was its Senior Vice President and Chief Financial Officer from 1997 to 2001, and its Vice President and Chief Financial Officer from 1994 to 1997. ADC is a leading supplier of transmission and network systems. Prior to his employment at ADC, Mr. Switz worked for Burr-Brown Corporation, a multinational manufacturer of precision microelectronics and systems products. He served in a variety of financial and management positions including Vice President, European Operations, Ventures and Finance from 1988 to 1994. Mr. Switz is also a director of Axient Communications and Adaytum Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL NOMINEES.

SECURITY OWNERSHIP OF MANAGEMENT

        Directors, nominees and the executive officers of HickoryTech named under "Summary Compensation Table" own the following shares of common stock of HickoryTech as of February 28, 2002:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Common Stock
Robert D. Alton, Jr.	192,285	(b)(f)	1.3%
Lyle T. Bosacker	378,667	(c)(f)	2.6%
Myrita P. Craig	19,501	(f)	*
Robert K. Else	33,371	(f)	*
James H. Holdrege	25,360	(f)	*
Lyle G. Jacobson	47,885	(d)(f)	*
R. Wynn Kearney, Jr.	140,512	(e)(f)	1.0%
Starr J. Kirklin	23,281	(f)	*
Robert E. Switz	14,000	(f)	*
David A. Christensen	64,616	(b)(f)	*
John W. Finke	16,813	(b)(f)	*
Jay C. Knauf	3,576	(b)(f)	*
F. Ernest Lombard	24,292	(b)(f)	*
All of the above and other executive officers as a group (16 persons)	1,047,738	(g)	7.3%

*
Less than 1%

(a)
Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the common stock owned by them.

(b)
Includes shares held in a trust under the long-term portion of HickoryTech's Executive Incentive Plan as follows: Mr. Alton, 29,325; Mr. Christensen, 15,330; Mr. Finke, 4,506; Mr. Knauf 1,885 and Mr. Lombard, 6,985.

(c)
Includes 341,106 shares held by Mr. Bosacker's spouse.

(d)
Includes 19,764 shares held by Mr. Jacobson's spouse.

(e)
Includes 45,000 shares held in a profit sharing trust, 12,783 shares held in a family foundation and 300 shares held by Mr. Kearney's spouse.

(f)
Includes shares which may be acquired within 60 days after February 28, 2002 through the exercise of stock options as follows: Mr. Alton, 104,904; Mr. Bosacker, 21,000; Ms. Craig, 18,000; Mr. Else, 21,000; Mr. Holdrege, 15,000; Mr. Jacobson, 21,000; Mr. Kearney, 21,000; Mr. Kirklin, 21,000; Mr. Switz, 14,000; Mr. Christensen, 27,245; Mr. Finke, 8,168; and Mr. Lombard, 13,800.

(g)
Includes (i) 75,238 shares held in a trust for the benefit of executive officers pursuant to the long-term portion of HickoryTech's Executive Incentive Plan; (ii) 45,000 shares held in a profit sharing trust and (iii) 334,117 shares which may be acquired within 60 days after February 28, 2002, through the exercise of stock options.

OTHER EXECUTIVE OFFICERS

        In addition to Mr. Alton, the executive officers of HickoryTech are as follows:

        JON L. ANDERSON, age 49, has served as a Vice President of HickoryTech since 1995. Mr. Anderson has also served as President of HickoryTech's Enterprise Solutions Division since 1994 and was its Vice President and General Manager from 1991 to 1994.

        DAVID A. CHRISTENSEN, age 49, has served as Secretary of HickoryTech since 1993, as Vice President and Chief Financial Officer of HickoryTech since 1989 and as Treasurer of HickoryTech since 1986.

        JOHN W. FINKE, age 39, has served as a Vice President of HickoryTech since 1999. He has served as the President of HickoryTech's Network Design & Operations Division since 2000 and served as President of HickoryTech's Telephone Operations from 1999 to 2000. He also served as Director of Engineering and Operations for Mankato Citizens Telephone Company, a subsidiary of HickoryTech from 1997 to 1999 and the Director of Engineering of that company from 1996 to 1997. Mr. Finke was Area Manager of Customer Operations for GTE Telephone Operations from 1994 to 1996. GTE is a provider of telecommunications services.

        MARY T. JACOBS, age 44, has served as a Vice President of HickoryTech since 1996, as HickoryTech's Vice President of Human Resources since 1998 and as HickoryTech's Director of Human Resources from 1993 to 1997.

        F. ERNEST LOMBARD, age 55, has served as a Vice President of HickoryTech since 1998. He has served as President of HickoryTech's Market & Strategic Planning Division since 2000 and as President of Crystal Communications and Minnesota Southern Wireless Company, subsidiaries of HickoryTech, from 1998 to 2000. Prior to joining HickoryTech, Mr. Lombard served as Vice President of Marketing for MediaOne, Inc., a provider of telecommunications and cable television services from 1996 to 1997. He served as Vice President of Operations for US West Communications Business and Government Services from 1993 to 1996. US West is a provider of telecommunications services.

        JAY C. KNAUF, age 42, has served as a Vice President of HickoryTech and as President of HickoryTech's Consumer Markets Division since joining HickoryTech in June 2000. Mr. Knauf worked for Paging Network, Inc. (PageNet) from 1993 to 1999. He served as President/General Manager of

PageNet of Spain from 1996 to 1999, and Director of Operations for PageNet International from 1995 to 1996. PageNet sells and services paging products.

        LANE C. NORDQUIST, age 51, has served as a Vice President of HickoryTech and as the President of HickoryTech's Information Solutions Division since joining the Company in June 2000. Mr. Nordquist worked for Select Comfort Corporation from 1996 to 2000 as its Vice President and Chief Information Officer. Select Comfort Corporation is a bedding manufacturer. From 1993 to 1996, Mr. Nordquist was the Director of Tech Services, PC LAN and Asset Management for Fingerhut Corporation. Fingerhut Corporation is a catalog retailer and direct marketer.

        There are no present family relationships between the executive officers, nor between the executive officers and the directors.

BENEFICIAL OWNERS OF COMMON STOCK

        The only shareholders known to HickoryTech Corporation to be the beneficial owners of more than five percent of HickoryTech's common stock is as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Western Wireless Corporation 3650 131st Avenue SE Bellevue, Washington 98006	1,214,710(a	)	8.5%

(a)
For disclosure related to Western Wireless Corporation, HickoryTech has relied upon a 13D report filed with the SEC by Western Wireless Corporation in April, 2001.

SUMMARY COMPENSATION TABLE

        The cash and noncash compensation for each of the last three fiscal years paid or accrued to the Chief Executive Officer and each of the other four most highly compensated executive officers of HickoryTech in 2001is set forth below.

									Long Term Compensation
									Award
										Payouts
	Annual Compensation								Securities Underlying Options/ SARs(#)
Name and Principal Position										LTIP Payouts	All Other Compensation($)
	Year		Salary($)			Bonus($)(2)
ROBERT D. ALTON, JR. Chairman, President and Chief Executive Officer	2001 2000 1999		$ $ $	241,972 241,972 241,972	(1) (1) (1)	$ $ $	110,097 105,000 223,657	(4)	15,000 20,000 30,000	$-0- -0- 75,000	$ $ $	10,200 10,200 9,600	(3) (3) (3)
DAVID A. CHRISTENSEN Vice President, Chief Financial Officer, Secretary and Treasurer	2001 2000 1999		$ $ $	140,000 136,000 131,000	(6)	$ $ $	51,544 55,260 85,899	(4)	8,000 8,500 8,500	$-0- -0- 11,250	$ $ $	8,389 8,160 7,854	(3) (3) (3)
JOHN W. FINKE Vice President	2001 2000 1999	(7)	$ $ $	157,500 156,000 144,190	(6)	$ $ $	71,396 81,147 15,686		12,000 10,000 5,000	-0- -0- -0-	$ $ $	9,000 9,348 8,552	(3) (3) (3)
JAY C. KNAUF Vice President	2001 2000	(8)	$ $	146,300 78,077			$38,485 -0-		8,000 -0-	-0- -0-	$ $	7,875 27,261	(3) (9)
F. ERNEST LOMBARD Vice President	2001 2000 1999		$ $ $	136,000 130,000 125,000	(6)	$ $ $	61,318 71,720 78,205	(5)	11,000 7,500 7,500	-0- -0- -0-	$ $ $	6,691 2,600 2,495	(3) (3) (3)

(1)
Includes deferred compensation of $11,522 in 2001, $11,522 in 2000, $11,522 in 1999, pursuant to a Supplemental Retirement Agreement with HickoryTech. Each year Mr. Alton accrues benefits under such plan equal to 5% of his base salary. This accumulation of benefits will occur for a maximum of ten years of service commencing January 1, 1993. Benefits are paid upon termination of employment, with benefits commencing on the earlier of Mr. Alton's 62nd birthday or his date of death.

(2)
HickoryTech has an Executive Incentive Plan whereby key executives may receive additional compensation based on pre-established annual performance goals of HickoryTech, its divisions and the individual executive. In addition to cash compensation, each executive receives a performance award equal to one-half of the cash compensation. The aggregate amount of the cash award and performance award credit are shown in this column. The performance award is credited to the executive's performance account. This credit is used to acquire common stock of HickoryTech which is held in a trust. The stock account is credited with additional shares equal to the dividends on the shares held in the account.

(3)
Consists of employer contributions to HickoryTech's 401(k) Plan.

(4)
For 1999, includes a $112,500 discretionary stock award for Mr. Alton and a $38,750 discretionary stock award for Mr. Christensen.

(5)
For 1999, includes a discretionary stock award of $31,250 for Mr. Lombard.

(6)
For 2000, includes a $5,000 one-time payment relating to performance for Mr. Christensen, a $6,000 one-time payment relating to performance for Mr. Finke, and a $5,000 one-time payment relating to performance for Mr. Lombard.

(7)
Mr. Finke became an officer of HickoryTech in February 1999. Actual compensation for the calendar year 1999 is reflected.

(8)
Mr. Knauf became an officer of HickoryTech in June, 2000. Actual compensation for the calendar year 2000 is reflected.

(9)
Includes a $25,000 one-time payment relating to Mr. Knauf's hiring by HickoryTech and a $2,261 employer contribution to the 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		% of Total Options Granted To Employees In Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term($)
Name	Options Granted (#)(1)		Exercise Price ($/Share)	Expiration Date
					5%(2)	10%(2)
Alton	15,000	15.2%	$14.00	May 31, 2011	$132,000	$334,650
Christensen	8,000	8.1%	$14.00	May 31, 2011	$70,400	$178,480
Finke	12,000	12.2%	$14.00	May 31, 2011	$105,600	$267,720
Knauf	8,000	8.1%	$14.00	May 31, 2011	$70,400	$178,480
Lombard	11,000	11.2%	$14.00	May 31, 2011	$96,800	$245,410

(1)
The options were granted at the fair market value of the shares on May 31, 2001. The options may be exercised for one-third of the shares after May 31, 2002, one-third of the shares after May 31, 2003 and one-third of the shares after May 31, 2004. All options expire on May 31, 2011, or upon termination of employment with HickoryTech. All options vest upon the occurrence of certain change in control and related events concerning HickoryTech.

(2)
The market price on May 31, 2001 was compounded at 5% and 10% over the ten-year term of the options. The resulting stock price was reduced by the exercise price to determine the potential realizable gain at the assumed rates of appreciation. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent HickoryTech's estimate or projection of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions.

FISCAL YEAR-END OPTION VALUES(1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End #		Value of Unexercised In-The-Money Options At Fiscal Year-End $(2)
Name
	Exercisable	Unexercisable(3)	Exercisable	Unexercisable(3)
Alton	104,904	38,333	$629,601	$193,290
Christensen	27,245	16,499	$161,223	$58,056
Finke	8,168	20,332	$37,410	$65,290
Knauf	-0-	8,000	$-0-	$23,600
Lombard	13,800	18,500	$73,491	$62,856

(1)
None of the Named Executive Officers exercised any options in 2001.

(2)
The value of unexercised options at December 31, 2001 is determined by multiplying the difference between the exercise prices of the options and the closing price of HickoryTech's common stock on the Nasdaq National Market on December 31, 2001 ($16.95 per share) by the number of shares underlying the options.

(3)
All of the unexercisable options described above will vest upon the occurrence of certain change in control and related events concerning HickoryTech.

LONG TERM INCENTIVE PLAN
AWARDS IN LAST FISCAL YEAR

        HickoryTech has implemented a Stock Award Program (the "Program") each year since 1993 pursuant to the terms of HickoryTech's 1993 Stock Award Plan. This Plan was approved by the shareholders in 1993 and has been since amended. Each year the Compensation Committee establishes a range of shares that may be issued to the executives of HickoryTech contingent upon achievement of performance objectives over a three-year period. The objectives are based on compound annual increases in the shareholder value of HickoryTech and its divisions, as may be modified by the Compensation Committee. Shareholder value is a measurement of market value added, identifying key value drivers with appropriate offsets for non-equity stakeholdings.

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)(1)(2)	Performance or Other Period Until Maturation or Payout
Name
			Threshold(3)	Target(3)	Maximum(3)
Alton	-0-	2001-2003	6,500	13,000	19,500
Christensen	-0-	2001-2003	2,000	4,000	6,000
Finke	-0-	2001-2003	2,000	4,000	6,000
Knauf	-0-	2001-2003	2,000	4,000	6,000
Lombard	-0-	2001-2003	2,000	4,000	6,000

(1)
The numbers in this column represent the number of shares of common stock awarded to the named individual during fiscal year 2001. Payments are made at the end of the applicable performance period if and to the extent that, pre-determined performance objectives are achieved. No portion of this award is payable for less than threshold performance unless the Compensation Committee determines otherwise at their discretion.

(2)
The award was not expressed in these terms.

(3)
There is a potential range of shares established for each participant under the Program. The range has a separate threshold, target and maximum number of shares that can be awarded once the pre-established performance objectives of HickoryTech have been achieved. No shares under the Program will be issued if pre-established performance objectives are not achieved, unless the Compensation Committee determines otherwise at their discretion.

COMPENSATION OF DIRECTORS

        In 2001, the directors were paid an annual retainer of $10,000. In addition, directors receive $750 for each Board and committee meeting they attend. These fees are waived if the director is a paid employee of HickoryTech. Directors have the option of receiving the retainer fee in cash or in shares of common stock of HickoryTech.

        Directors who leave the Board will continue to receive their annual retainer, at the same rate, for three years after leaving the Board, if they have served three consecutive Board terms, or, regardless of the length of service, after the occurrence of certain change in control and related events concerning HickoryTech.

        The shareholders approved a Directors' Stock Option Plan in 1998. This provides for each director to receive an option to purchase 5,000 shares of HickoryTech common stock at fair market value if HickoryTech meets pre-established financial objectives. The Plan also provides for acceleration of the issuance of options upon the occurrence of certain change of control and related events concerning HickoryTech. For 2001, the financial objectives were met, and each director received an option to purchase 5,000 shares of HickoryTech common stock.

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS, SEVERANCE AGREEMENTS AND OTHER AGREEMENTS

        HickoryTech has Change of Control Agreements with the following named executive officers: Robert D. Alton, Jr., David A. Christensen, John W. Finke, Jay C. Knauf, and F. Ernest Lombard. These agreements provide that if (1) within three years of a change in control of HickoryTech, the employment of any of the above-named officers is adversely affected and such officer terminates his employment with HickoryTech for a reason other than for cause, death or disability, or (2) within a thirty day period following the first anniversary of a change in control of HickoryTech, any of the above-named officers terminates his employment with HickoryTech for any reason other than for cause, death or disability, such officer is entitled to a lump-sum payment. Such lump-sum payment will be the relevant officer's annual compensation multiplied by 2.99 in the case of Mr. Alton, and multiplied by two in the cases of Messrs. Christensen, Finke, Knauf and Lombard. In the event of a change in control of HickoryTech and the subsequent termination of the officers, the approximate maximum amount of compensation that would be paid to Messrs. Alton, Christensen, Finke, Knauf, and Lombard under their current agreements would be $2,133,105; $621,940; $697,203; $652,745; and $628,188 respectively.

        HickoryTech has an Employment Agreement with Robert D. Alton, Jr., which provides for base salary and an annual incentive plan as noted in the Summary Compensation Table on page 6, a long-term incentive plan as described on page 9, a Change of Control Agreement as outlined above and a Supplemental Retirement Agreement as outlined in the Summary Compensation Table. In addition, it provides that if Mr. Alton is discharged by HickoryTech, he will receive severance pay equal to 12 times his then current monthly base salary. The current maximum amount payable under this agreement would be $230,450. No payments will be made to Mr. Alton if he is discharged for fraud, misappropriation of funds, embezzlement or the commission of a work-related felony.

        HickoryTech has a Supplemental Retirement Agreement with Mr. Christensen. The Supplement Retirement Plan was frozen in 1994. The funds in the Plan accrue interest each year. Mr. Christensen will be eligible for benefits under the plan when he reaches age 65, is disabled or dies, whichever comes first.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        During the fiscal year 2001, the Board of Directors held eleven meetings. HickoryTech has an Audit Committee consisting of Messrs. Else, Bosacker and Kearney. The Audit Committee reviews internal controls of HickoryTech and its financial reporting, and meets with certified public accountants on these matters; four meetings were held in 2001. HickoryTech also has a Compensation Committee consisting of Messrs. Holdrege, Bosacker, Jacobson and Ms. Craig. The Compensation Committee makes recommendations to the Board regarding compensation for top management of HickoryTech; four meetings were held in 2001. HickoryTech also has a Corporate Development Committee consisting of Messrs. Else, Holdrege, Kearney, Kirklin and Switz. The Corporate Development Committee investigates potential expansion and new markets for HickoryTech; one meeting was held in 2001. HickoryTech does not have a nominating committee. Each director attended at least 75% of the Board meetings and meetings of the committees on which they serve.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation program for executives is the responsibility of the Compensation Committee of the Board of Directors (the "Committee"). In 2001, the Committee was composed of four outside directors, Messrs. Holdrege, Bosacker, Jacobson and Ms. Craig. Mr. Holdrege is Chairperson of this Committee.

        The Board of Directors has established the following ongoing principles and objectives for HickoryTech's executive compensation program:

  1.
  Provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives.

  2.
  Link executives' total compensation to HickoryTech's financial performance and individual job performance.

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  Provide a balance between incentives focused on achievement of annual objectives and longer term incentives linked to increases in earnings and shareholder value.

        There are three elements to the compensation plan: annual base salary, cash or stock bonuses under an executive incentive plan (the "Executive Incentive Plan"), and longer term incentives under a stock award plan (the "Stock Award Plan").

        When setting annual base salaries and making awards under incentive plans the Compensation Committee considers company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

        The Executive Incentive Plan has both an annual and a long-term component. The Executive Incentive Plan rewards an executive with a cash bonus for attainment of annually established financial and customer growth objectives. The financial objectives are based on a combination of revenues and earnings. The individual executive's performance and achievement of key strategic objectives is also factored into awards made under the Executive Incentive Plan. In addition to the payment of a cash bonus, an account is established for each executive equal to 50% of the cash bonus. This award is credited to a stock account used to acquire common stock of HickoryTech, which is held in a trust. The account is credited with additional shares equal to the dividends on the shares held in the account.

        The Stock Award Plan allows HickoryTech to issue restricted shares, unrestricted shares, incentive stock options and non-qualified stock options to executives of HickoryTech. The Stock Award Plan has two components: grants of options to purchase common stock and a long-term incentive program. The stock option component of the Stock Award Plan provides for the issuance of incentive stock options to eight current executives of HickoryTech. The incentive stock options vest over a three-year period and must be exercised within ten years of their issuance. Stock options are designed to reward executives as the stock price increases. The long-term incentive component of the 2001 Stock Award Program establishes a range of shares that may be issued to each officer under the Program contingent upon the achievement of performance objectives over a three-year period. The objectives are based on increases in the shareholder value of HickoryTech. The shareholder value is a measurement of estimated market value added, identifying key value drivers with appropriate offsets for non-equity stakeholdings, as set forth in the provisions of the Plan. In 2001 there was no payout under the plan based on the pre-established objective not being met.

        The Committee applied the above-described principles and objectives in determining the compensation of the Chief Executive of HickoryTech, Mr. Alton. In setting the 2001 salary, the Committee reviewed Mr. Alton's total compensation program to make sure that it was closely related to the performance of HickoryTech in 2000. In establishing Mr. Alton's salary for 2001, the Committee specifically considered the results of HickoryTech in 2000 as compared to targeted goals in the areas of annual revenue, pre-tax profitability, shareholder value and rate of growth. In 2001, Mr. Alton's base salary was not increased. The Committee also reviewed the compensation of Mr. Alton to determine that the compensation was competitive for similar positions in comparable companies and was equitable for HickoryTech and its shareholders. In addition, the Committee applied the above-described principles to determine Mr. Alton's bonus payment under the Executive Incentive Plan.

COMPENSATION COMMITTEE James H. Holdrege Lyle T. Bosacker Myrita P. Craig Lyle G. Jacobson

FIVE-YEAR SHAREHOLDER RETURN
PERFORMANCE PRESENTATION

        The following table compares the cumulative total shareholder return on the common stock of HickoryTech for the last five fiscal years with the cumulative total return on the Russell 2000 Index and a peer group index. "Total shareholder return" assumes the investment of $100 in HickoryTech's common stock, the Russell 2000 Index and the peer group index on December 31, 1995 and reinvestment of all dividends. The peer group index has been approved by the Board of Directors, and consists of four independent telecommunication companies. These companies were selected because they had a proportion of core business in regulated telephone operations, a pattern of internal diversification and external acquisition activities similar to HickoryTech. The companies in the peer group index are NTELOS (formerly CFW Communications Co.), Conestoga Enterprises, D & E Communications, Inc. and North Pittsburgh Systems, Inc.

ANNUAL RETURN PERCENTAGE

	Years Ending
Company Name/Index
	Dec '97	Dec '98	Dec '99	Dec '00	Dec '01
HickoryTech Corporation	37.75	13.07	19.80	40.43	(15.02)
Russell 2000 Index	22.36	(2.55)	21.26	(3.02)	2.49
Peer Group Index Average	(8.28)	(4.38)	28.82	(25.26)	27.54

INDEXED RETURNS

	Years Ending
Company Name/Index	Base Period Dec '96	Dec '97	Dec '98	Dec '99	Dec '00	Dec '01
HickoryTech Corporation	100	137.76	155.76	186.60	262.04	222.66
Russell 2000 Index	100	122.36	119.25	144.60	140.23	143.71
Peer Group Index Average	100	91.72	87.70	108.59	81.13	103.48
Peer Group Companies
Conestoga Enterprises
D & E Communications, Inc.
North Pittsburgh Systems, Inc.
NTELOS, Inc. (formerly CFW Communications Co.)

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. Our Audit Committee is composed of three outside, independent directors all of whom meet the independence requirements of applicable NASDAQ listing requirements. The Audit Committee acts under a written charter that was first adopted and approved by our Board of Directors on April 27, 2000. A copy of the Audit Committee charter was attached to our Proxy Statement for the 2001 Annual Shareholder Meeting.

        In connection with our consolidated financial statements for the fiscal year ended December 31, 2001, the Audit Committee has:

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    reviewed and discussed the audited financial statements with management and with representatives of PricewaterhouseCoopers LLP, our independent auditors;

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    discussed with our independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees); and

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    received from our independent auditors the disclosures regarding PricewaterhouseCoopers LLP's independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with representatives of PricewaterhouseCoopers LLP their independence, including the compatibility of non-audit services with the auditors' independence.

Based on these actions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Lyle T. Bosacker Robert K. Else R. Wynn Kearney, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm PricewaterhouseCoopers LLP, Minneapolis, Minnesota, independent public accountants, audited the financial statements of HickoryTech for the fiscal year ended December 31, 2001, and has been HickoryTech's auditor since 1998. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions with respect to that firm's audit.

AUDIT FEES AND ALL OTHER FEES

        In addition to retaining PricewaterhouseCoopers to audit the Company's consolidated financial statements for fiscal 2001, HickoryTech retained PricewaterhouseCoopers to provide various consulting services in 2001, and may do so in the future. The aggregate fees paid to PricewaterhouseCoopers for these various services for 2001 were: $140,000 for audit services in 2001, including the audit of the Company's consolidated financial statements and review of the Company's quarterly reports, and an additional $15,000 for non-audit services such as a tax review. PricewaterhouseCoopers did not provide any services in connection with financial information systems design and implementation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than 10% of HickoryTech's common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish HickoryTech with copies of such reports. During fiscal 2001, Jay C. Knauf and Lane C. Nordquist inadvertently reported option grants on a Form 3 Initial Statement of Beneficial Ownership in February 2002, instead of on a Form 5. Director James H. Holdrege inadvertently failed to file a Form 4 reporting the sale of 300 shares in May 2001, but reported the transaction on a Form 5 filed in February 2002. To HickoryTech's knowledge, based solely on review of the copies of such reports furnished to HickoryTech, all other Section 16(a) filing requirements were satisfied.

METHOD AND EXPENSES OF SOLICITATION

        The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting and this Proxy Statement will be paid by HickoryTech. HickoryTech may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals. In addition to solicitation by mail, officers or regular employees of HickoryTech may solicit proxies by personal interview, mail, telephone and telegraph. They do not, however, receive additional compensation for soliciting shareholder proxies.

PROPOSALS OF SHAREHOLDERS

        Proposals submitted by shareholders must be received by HickoryTech no later than November 1, 2002 for inclusion in the proxy materials for the next Annual Meeting proposed to be held in April, 2003. The By-Laws of HickoryTech provide that for shareholders to properly bring a proposal before a regular meeting of the shareholders, the shareholders must submit a written notice to the Secretary of HickoryTech. The written notice must set forth: (1) the names and addresses of the shareholders; (2) the class and number of shares owned by the shareholders; (3) a brief description and the reasons for the proposal; and (4) any material interest of the shareholders in the proposal. Proposals submitted by shareholders must also comply with all applicable rules and regulations of the SEC. This notice must be received by HickoryTech no later than November 1, 2002.

AVAILABILITY OF FORM 10-K

        Shareholders of record on March 5, 2002 may obtain a copy of HickoryTech's Form 10-K for the 2001fiscal year, free of charge, by a written request to HickoryTech's executive offices directed to:

David A. Christensen, Secretary
HickoryTech Corporation
221 East Hickory Street, P.O. Box 3248
Mankato, Minnesota 56002-3248

OTHER MATTERS

        The Management does not know of other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

BY THE ORDER OF THE BOARD OF DIRECTORS HICKORYTECH CORPORATION
/s/ ROBERT D. ALTON, JR. Robert D. Alton, Jr.—Chairman

Mankato, Minnesota
March 8, 2002

ANNUAL MEETING OF SHAREHOLDERS

Monday, April 8, 2002
2:00 p.m.

Mankato Holiday Inn
101 Main Street
Mankato, Minnesota 56001

HickoryTech Corporation 221 East Hickory Street P.O. Box 3248 Mankato, Minnesota 56002	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 8, 2002.

The shares of stock you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Robert D. Alton, Jr. and Lyle T. Bosacker, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Please vote, sign and date on the reverse side. Thank you.

SEE REVERSE FOR VOTING INSTRUCTIONS.

COMPANY # CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on April 5, 2002.

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You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

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You will then receive additional prompts to complete your voting.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to HickoryTech Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card
* Please detach here *

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01 Robert D. Alton, Jr. 02 Robert K. Else	03 R. Wynn Kearney, Jr. 04 Robert E. Switz	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL. PLEASE SIGN AND RETURN PROMPTLY. THANK YOU.
Address Change? Mark Box Indicate changes below:		☐		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MONDAY, APRIL 8, 2002
SOLICITATION
REVOCABILITY OF PROXY
ANNUAL REPORT
VOTING
ITEMS REQUIRING YOUR CONSIDERATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
OTHER EXECUTIVE OFFICERS
BENEFICIAL OWNERS OF COMMON STOCK
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL YEAR-END OPTION VALUES(1)
LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS, SEVERANCE AGREEMENTS AND OTHER AGREEMENTS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
FIVE-YEAR SHAREHOLDER RETURN PERFORMANCE PRESENTATION
ANNUAL RETURN PERCENTAGE
INDEXED RETURNS
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES AND ALL OTHER FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
METHOD AND EXPENSES OF SOLICITATION
PROPOSALS OF SHAREHOLDERS
AVAILABILITY OF FORM 10-K
OTHER MATTERS